Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-35672 on Form S-8 of our report dated June 13, 2025, appearing in this Annual Report on Form 11-K of the Roper Technologies, Inc. Employees’ Retirement Savings 003 Plan for the year ended December 31, 2024.

/s/ Warren Averett, LLC

Atlanta, Georgia
June 13, 2025